Exhibit 32

Certification Of Periodic Financial Report Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the second quarter ended June 30, 2006 of Covanta Holding Corporation as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony J. Orlando and Craig D. Abolt, as Chief Executive Officer and Chief Financial Officer, respectively, of Covanta Holding Corporation, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Covanta Holding Corporation; and

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Covanta Holding Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement has been provided to Covanta Holding Corporation and will be retained by Covanta Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/  Anthony J. Orlando
Anthony J. Orlando,
Chief Executive Officer

/s/  Craig D. Abolt
Craig D. Abolt,
Senior Vice President and Chief Financial Officer

Date: August 3, 2006